EXHIBIT 99.1

IR CONTACT:	Barry McCarthy
CFO
408 399-3740
PR CONTACT:	Lynn Brinton
Director of Corporate
Communications
408 317-3726

NETFLIX REPORTS EPS OF $0.11 PER SHARE ON 2Q REVENUE OF $63

MILLION, UP 74% YEAR OVER YEAR

•	Revenue of $63.2 million, up 74 percent year over year and up 14 percent sequentially.

•	GAAP net income of $3.3 million or $0.11 per diluted share.

•	Non-GAAP net income of $5.0 million or $0.16 per diluted share

•	Non-GAAP free cash flow of $4.3 million. GAAP net cash provided by operating activities of $23.6 million.

LOS GATOS, CA—July 17, 2003—Netflix, Inc. (Nasdaq: NFLX) announced strong financial results for the quarter ended June 30, 2003. According to Reed Hastings, founder and CEO of Netflix, “The consumers’ love affair with the subscription rental model we pioneered at Netflix enabled us to once again achieve record results in the current quarter.”

Revenue, Subscribers, and Churn

Total revenue for the second quarter was a record $63.2 million, up 74 percent compared to $36.4 million for the second quarter 2002, and up 14 percent compared to $55.7 million for the first quarter 2003.

Netflix ended the second quarter of 2003 with approximately 1,147,000 total subscribers. During the quarter Netflix acquired 327,000 new trial subscribers, a 39 percent year-over-year increase from the 236,000 new trial subscribers acquired in the second quarter of 2002 and a sequential decrease of 22 percent from the 417,000 new trial subscribers acquired in the first quarter of 2003.

Average monthly subscriber churn1 for the second quarter of 2003 was 5.6 percent as compared to 6.7 percent in the second quarter of 2002 and 5.8 percent in the first quarter of 2003. Churn includes free trial subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Gross Margin

Gross margin for the second quarter was 44.2 percent, down from 46.1 percent in the first quarter of 2003. Gross margin declined in the second quarter due to rising content costs which increased by 2 percent of revenue. Increased depreciation expense on purchased inventory accounted for the increase in content costs. Disc usage per average paid subscriber was unchanged in the quarter.

Subscriber Acquisition Cost

Subscriber acquisition cost2 for the second quarter was $30.45 per new-trial subscriber compared to a cost of $34.13 for the second quarter of 2002 and a cost of $31.67 for the first quarter of 2003.

GAAP Net Income, Non-GAAP Net Income, and Free Cash Flow

Netflix reported GAAP net income of $3.3 million, or $0.11 per diluted share, for the second quarter of 2003 compared to a GAAP net loss of $13.1 million, or $1.28 per

[1]	We calculate churn as a monthly percentage determined as a quotient, the numerator of which is the sum of the previous quarter’s ending subscribers plus the current quarter’s new trial subscribers minus the ending subscribers for the current quarter and the denominator of which is the sum of the previous quarter’s ending subscribers plus the current quarter’s new trial subscribers and then dividing this resulting number by 3, which is the number of months in the quarter.
[2]	“Subscriber acquisition cost” (“SAC”) is defined as the total marketing expense on the Company’s Statement of Operations divided by total new trial subscribers in the quarter.

diluted share, for the second quarter of 2002 and GAAP net loss of $2.4 million, or $0.10 per diluted share, for the first quarter of 2003.

Non-GAAP net income was $5.0 million, or $0.16 per diluted share, for the second quarter of 2003 compared to a Non-GAAP net income of $12 thousand, or $0.00 per diluted share, for the second quarter of 2002 and Non-GAAP net income of $31 thousand, or $0.00 per diluted share, for the first quarter of 2003. Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense3.

Free cash flow for the second quarter 2003 was $4.3 million or 7 percent of revenue, down 7 percent from $4.6 million in the second quarter of 2002 and down 21 percent compared to $5.5 million for the first quarter of 2003. For the twelve months ended June 30, 2003, the Company generated $20.3 million of free cash flow and finished the second quarter with $116.3 million of cash and short-term investments. Less outstanding debt of $1.1 million, this equates to net cash of $115.2 million or $3.74 per diluted share. Non-GAAP free cash flow is defined as cash flows from operating activities less cash flows used in investing activities excluding purchases and sales of short-term investments. Cash provided by operating activities for the second quarter 2003 was $23.6 million, up 191 percent from $8.1 million in the second quarter 2002 and up 84 percent compared to $12.8 million for the first quarter of 2003.

Adoption of SFAS No. 123

As previously announced on June 9, 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, for stock-based employee compensation during the second quarter of 2003. The Company elected to apply the retroactive restatement method under SFAS No. 148 and all prior periods presented have been restated to reflect the compensation costs that would have been recognized had the fair value recognition provisions of SFAS No. 123 been applied.

[3]	In the second quarter of 2002, Non-GAAP net income also excludes $10.7 million in one-time interest charges related to debt retirement.

Use of Non-GAAP Measures

Management believes that Non-GAAP net income (loss) is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these Non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

Business Outlook

The Company’s performance expectations for the third and fourth quarters of 2003 and the full year 2003 are as follows:

Third Quarter, 2003

•	Ending subscribers of 1,240 to 1,290 thousand

•	Revenue of $67 to $71 million

•	GAAP net loss of $2.0 million to net income of $1.0 million

•	Non-GAAP net income before stock-based compensation expense of $0.3 to $2.8 million

•	Gross margin of 42 to 44 percent

•	SAC of $31 to $34

•	Churn of 5.3 to 5.8 percent

Fourth Quarter, 2003

•	Ending subscribers of 1,400 to 1,475 thousand

•	Revenue of $74 to $80 million

•	GAAP net loss of $2.5 million to net income of $1.5 million

•	Non-GAAP net income before stock-based compensation expense of $0.5 to $3.5 million.

•	Gross margin of 42 to 44 percent

•	SAC of $32 to $35

•	Churn of 5.2 to 5.8 percent

Full Year, 2003

•	Revenue of $260 to $270 million

•	GAAP net loss of $3.6 million to net income of $3.4 million

•	Non-GAAP net income of $6 to $11 million

Float, Lock Up Expiration, and Diluted Shares

The Company estimates the public float at approximately 16,414,315 shares as of June 30, 2003 based on registered shares held in street name with the Depository Trust and Clearing Corporation. The IPO lock up has expired, and no outstanding shares are subject to a lock-up agreement of any kind. From time to time executive officers of Netflix may elect to sell stock in Netflix. All such sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://www.netflix.com or at http://www.prnewswire.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://www.netflix.com. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific Time on July 17, 2003 through July 24, 2003. To listen to a replay, call (719) 457-0820, access code 740978. The Company plans to include discussion of its business outlook in the conference call.

About Netflix

Launched in 1998, Netflix is the world’s largest online movie rental service, providing more than one million subscribers with access to a comprehensive library of more than 15,000 DVD titles. For $19.95 a month, Netflix subscribers can rent as many DVDs as they want, with three movies out at a time, and keep them for as long as they like. There are no due dates and no late fees. DVDs are delivered directly to the subscriber’s address by first-class mail from shipping centers throughout the United States. Netflix can reach more than half of its subscribers with generally next-day delivery. The Company also provides background information on DVD releases, including critic reviews, member reviews and ratings and personalized movie recommendations. For more information on the Company, visit http://www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenues, GAAP net income (loss), Non-GAAP net income, gross margin, subscriber acquisition costs and churn for the third and fourth quarters of 2003 as well as our revenue, GAAP net income (loss) and Non-GAAP net income for the full year 2003. These statements are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to manage our growth, in particular managing our subscriber acquisition costs as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; fluctuations in consumer usage of our service, customer spending on DVD players, DVDs and related products; competition; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the SEC on March 31, 2003. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2002	March 31, 2003	June 30, 2003	June 30, 2002	June 30, 2003
Revenues:
Subscription	$35,608	$55,281	$63,071	$65,677	$118,352
Sales	752	388	116	1,210	504

Total revenues	36,360	55,669	63,187	66,887	118,856
Cost of revenues:
Subscription	17,779	29,928	35,148	32,651	65,076
Sales	313	79	93	599	172

Total cost of revenues	18,092	30,007	35,241	33,250	65,248

Gross profit	18,268	25,662	27,946	33,637	53,608
Operating expenses:
Fulfillment	4,854	6,383	7,221	9,009	13,604
Technology and development	3,518	4,183	4,123	6,699	8,306
Marketing	8,054	13,207	9,957	15,992	23,164
General and administrative	1,638	2,248	2,093	2,947	4,341
Stock-based compensation	2,432	2,406	1,704	3,493	4,110

Total operating expenses	20,496	28,427	25,098	38,140	53,525

Operating income (loss)	(2,228)	(2,765)	2,848	(4,503)	83
Other income (expense):
Interest and other income	275	581	560	349	1,141
Interest and other expense	(11,162)	(191)	(95)	(11,690)	(286)

Net income (loss)	$(13,115)	$(2,375)	$3,313	$(15,844)	$938

Net income (loss) per share:
Basic	$(1.28)	$(.10)	$.14	$(2.58)	$.04

Diluted	$(1.28)	$(.10)	$.11	$(2.58)	$.04

Weighted average common shares outstanding:
Basic	10,216	22,737	23,648	6,132	23,193

Diluted	10,216	22,737	30,812	6,132	26,775

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$(13,115)	$(2,375)	$3,313	$(15,844)	$938
Add back:
Stock-based compensation	2,432	2,406	1,704	3,493	4,110
Non-cash interest on early repayment of debt	10,695	—	—	10,695	—

Non-GAAP net income (loss)	$12	$31	$5,017	$(1,656)	$5,048

Non-GAAP net income (loss) per share:
Basic	$—	$—	$.21	$(.27)	$.22

Diluted	$—	$—	$.16	$(.27)	$.19

Netflix, Inc.

Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	As of
	December 31, 2002	June 30, 2003
Assets
Current assets:
Cash and cash equivalents	$59,814	$71,229
Short-term investments	43,796	45,096
Prepaid expenses	2,753	2,569
Prepaid revenue sharing expenses	303	459
Other current assets	409	232

Total current assets	107,075	119,585
DVD library, net	9,972	17,353
Intangible assets, net	6,094	4,477
Property and equipment, net	5,620	6,108
Deposits	1,690	1,684
Other assets	79	858

Total assets	$130,530	$150,065

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,350	$28,009
Accrued expenses	9,102	10,294
Deferred revenue	9,743	12,394
Current portion of capital lease obligations	1,231	835

Total current liabilities	40,426	51,532
Deferred rent	288	271
Capital lease obligations, less current portion	460	256

Total liabilities	41,174	52,059
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 and 80,000,000 shares authorized at December 31, 2002 and June 30, 2003, respectively; 22,445,795 and 23,958,679 issued and outstanding at December 31, 2002 and June 30, 2003, respectively	22	24
Additional paid-in capital	260,067	263,761
Deferred stock-based compensation	(11,702)	(8,243)
Accumulated other comprehensive income	774	1,331
Accumulated deficit	(159,805)	(158,867)

Total stockholders’ equity	89,356	98,006

Total liabilities and stockholders’ equity	$130,530	$150,065

Netflix, Inc.

Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2002	March 31, 2003	June 30, 2003	June 30, 2002	June 30, 2003
Cash flows from operating activities:
Net income (loss)	$(13,115)	$(2,375)	$3,313	$(15,844)	$938
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	1,448	1,333	1,140	2,905	2,473
Amortization of DVD library	3,988	6,620	9,392	6,905	16,012
Amortization of intangible assets	819	809	808	1,525	1,617
Stock-based compensation expense	2,432	2,406	1,704	3,493	4,110
Gain on disposal of DVDs	(674)	(367)	(94)	(957)	(461)
Noncash interest expense	10,921	32	36	11,316	68
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	962	603	(398)	189	205
Accounts payable	(2,921)	1,868	5,791	(344)	7,659
Accrued expenses	3,461	423	769	3,275	1,192
Deferred revenue	779	1,484	1,167	2,129	2,651
Deferred rent	16	(9)	(8)	29	(17)

Net cash provided by operating activities	8,116	12,827	23,620	14,621	36,447

Cash flows from investing activities:
Purchases of short-term investments	(42,147)	(380)	(363)	(42,147)	(743)
Purchases of property and equipment	(749)	(561)	(2,400)	(844)	(2,961)
Acquisitions of DVD library	(3,480)	(6,409)	(17,027)	(9,641)	(23,436)
Proceeds from sale of DVDs	752	388	116	1,210	504
Deposits and other assets	9	(793)	20	9	(773)

Net cash used in investing activities	(45,615)	(7,755)	(19,654)	(51,413)	(27,409)

Cash flows from financing activities:
Proceeds from issuance of common stock	86,428	1,549	1,496	86,515	3,045
Repurchases of common stock	(3)	—	—	(3)	—
Principal payments on notes payable and capital lease obligations	(14,838)	(407)	(261)	(16,092)	(668)

Net cash provided by financing activities	71,587	1,142	1,235	70,420	2,377

Net increase in cash and cash equivalents	34,088	6,214	5,201	33,628	11,415
Cash and cash equivalents, beginning of period	15,671	59,814	66,028	16,131	59,814

Cash and cash equivalents, end of period	$49,759	$66,028	$71,229	$49,759	$71,229

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by operating activities	$8,116	$12,827	$23,620	$14,621	$36,447
Purchases of property and equipment	(749)	(561)	(2,400)	(844)	(2,961)
Acquisitions of DVD library	(3,480)	(6,409)	(17,027)	(9,641)	(23,436)
Proceeds from sale of DVDs	752	388	116	1,210	504
Deposits and other assets	9	(793)	20	9	(773)

Non-GAAP Free Cash Flow	$4,648	$5,452	$4,329	$5,355	$9,781

Netflix, Inc.

Other Data

(Unaudited)

(in thousands, except subscriber acquisition cost)

	Three Months Ended			Six Months Ended
	June 30, 2002	March 31, 2003	June 30, 2003	June 30, 2002	June 30, 2003
Subscribers:
New trial subscribers: during period	236	417	327	548	744
New trial subscribers year to year change	168%	34%	39%	136%	36%
New trial subscribers qtr. to qtr. sequential change	(24)%	32%	(22)%
Subscribers: end of period	670	1,052	1,147	670	1,147
Subscribers year to year change	118%	74%	71%	118%	71%
Subscribers qtr. to qtr. sequential change	11%	23%	9%
Free subscribers: end of period	37	43	46	37	46
Free subscribers as percentage of ending subscribers	5.5%	4.1%	4.0%	5.5%	4.0%
Paid subscribers: end of period	633	1,009	1,101	633	1,101
Year to year change	114%	80%	74%	114%	74%
Qtr. to qtr. sequential change	13%	27%	9%
Subscriber churn (monthly)	6.7%	5.8%	5.6%	6.9%	5.7%
Subscriber acquisition cost	$34.13	$31.67	$30.45	$29.18	$31.13

Margins:
Gross margin	50.2%	46.1%	44.2%	50.3%	45.1%
Operating margin	(6.1)%	(5.0)%	4.5%	(6.7)%	0.1%
Net margin	(36.1)%	(4.3)%	5.2%	(23.7)%	0.8%
Non-GAAP net margin	0.0%	0.1%	7.9%	(2.5)%	4.2%
Expenses as percentage of revenues:
Fulfillment	13.3%	11.5%	11.4%	13.5%	11.4%
Technology and development	9.7%	7.5%	6.5%	10.0%	7.0%
Marketing	22.2%	23.7%	15.8%	23.9%	19.5%
General and administrative	4.5%	4.0%	3.3%	4.4%	3.7%

Operating expenses before stock-based compensation	49.7%	46.7%	37.0%	51.8%	41.6%
Stock-based compensation	6.7%	4.3%	2.7%	5.2%	3.5%

Total operating expenses	56.4%	51.0%	39.7%	57.0%	45.1%

Year-to-year change:
Total revenues	98.1%	82.4%	73.8%	88.9%	77.7%
Fulfillment	35.2%	53.6%	48.8%	25.1%	51.0%
Technology and development	(28.1)%	31.5%	17.2%	(35.4)%	24.0%
Marketing	96.9%	66.4%	23.6%	48.9%	44.8%
General and administrative	58.9%	71.7%	27.8%	15.8%	47.3%

Operating expenses before stock-based compensation	32.8%	56.9%	29.5%	12.3%	42.6%
Stock-based compensation	52.5%	126.8%	(29.9)%	(9.2)%	17.7%

Total operating expenses	34.8%	61.1%	22.5%	9.9%	40.3%

Netflix, Inc.

SFAS No. 123 Reconciliation

(Unaudited)

(in thousands, except per share data)

During the second quarter of 2003, the Company adopted the fair value recognition provisions of SFAS No. 123. All prior periods presented have been restated in accordance with the retroactive restatement method under SFAS No. 148. The following table presents a reconciliation of previously reported net loss to restated net loss:

	Three Months Ended		Six Months Ended
	June 30, 2002	March 31, 2003	June 30, 2002
Net loss, as previously reported	$(13,429)	$(4,521)	$(17,937)
Add back: stock-based employee compensation expense included in previously reported net loss	2,746	4,552	5,586
Deduct: stock-based employee compensation expense determined under the fair value method of SFAS No. 123	(2,432)	(2,406)	(3,493)

Net loss, as restated	$(13,115)	$(2,375)	$(15,844)

Basic and diluted net loss per share:
As previously reported	$(1.31)	$(0.20)	$(2.93)
As restated	$(1.28)	$(0.10)	$(2.58)

Netflix, Inc.

Non-GAAP Guidance Reconciliation Schedule

(Unaudited)

(in thousands)

	Third Quarter, 2003 Guidance Range
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$(2,000)	$1,000
Add back:
Stock-based compensation	2,300	1,800

Non-GAAP net income	$300	$2,800

	Fourth Quarter, 2003 Guidance Range
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$(2,500)	$1,500
Add back:
Stock-based compensation	3,000	2,000

Non-GAAP net income	$500	$3,500

	Full Year, 2003 Guidance Range
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$(3,600)	$3,400
Add back:
Stock-based compensation	9,600	7,600

Non-GAAP net income	$6,000	$11,000